EXHIBIT 10.50

CERTIFICATE OF ADJUSTMENT
WARRANT TO PURCHASE COMMON STOCK OF ZAP

I, Renay Cude, am the Secretary of ZAP, a California corporation (the “Company”), and am duly authorized to execute and deliver this Certificate on behalf of the Company.

Pursuant to Section 6(e)(iv) of that certain Warrant No. 1A to Purchase Common Stock of ZAP (the “Warrant”) dated February 20, 2007 in favor of _________________ for ______________ shares of the Company’s common stock, this Certificate constitutes notice of adjustment of certain provisions of the Warrant as a consequence of the declaration by the Company of a ten percent (10%) common stock dividend to common shareholders of record on February 15, 2007, payable February 28, 2007 (the “Effective Date”).  Capitalized terms are used herein as defined in the Warrant.  As of the Effective Date:

(1)           The Exercise Price as set forth in Section 1 of the Warrant shall become One Dollar and Twenty Cents ($1.20).

(2)           The number of shares issued upon full exercise of the Warrant shall be _______________ shares.

I declare under penalty of perjury under the laws of the United States that the foregoing is true and correct.

Executed this 30th day of April, 2007 at Santa Rosa, California.

________________________________ Renay Cude, Secretary